EXHIBIT 5.2

[LETTERHEAD OF LKE]

March 28, 2012

LG&E and KU Energy LLC

Louisville Gas and Electric Company

220 West Main Street

Louisville, Kentucky 40202-1377

Kentucky Utilities Company

One Quality Street

Lexington, Kentucky 40507-1462

Ladies and Gentlemen:

I am Senior Corporate Attorney for LG&E and KU Energy LLC, a Kentucky limited liability company (“LKE”), Louisville Gas and Electric Company, a Kentucky corporation (“LG&E”) and Kentucky Utilities Company, a Kentucky and Virginia corporation (“KU” and, together with LKE and LG&E, the “Registrants”). I have acted as counsel to the Registrants in connection with the proposed issuance and sale from time to time of a presently indeterminate aggregate amount of securities (“Securities”), including

(i)	(vi) LKE’s unsecured and unsubordinated debt securities (“LKE Debt Securities”) to be issued under LKE’s Indenture dated as of November 1, 2010 to The Bank of New York Mellon, as trustee, as heretofore amended and supplemented and as may be further amended or supplemented by one or more supplements relating to such LKE Debt Securities (the “LKE Indenture”);

(ii)	(vii) LG&E’s senior secured debt securities (“LG&E Secured Debt Securities”), to be issued under LG&E’s Indenture dated as of October 1, 2010 to The Bank of New York Mellon, as trustee, as heretofore amended and supplemented and as to be further amended and supplemented by one or more supplemental indentures relating to such LG&E Secured Debt Securities (the “LG&E Indenture”);

(iii)	(viii) KU’s senior secured debt securities (“KU Secured Debt Securities”), to be issued under KU’s Indenture dated as of October 1, 2010 to The Bank of New York Mellon, as trustee, as heretofore amended and supplemented and as to be further amended and supplemented by one or more supplemental indentures relating to such KU Secured Debt Securities (the “KU Indenture”); and

(iv)	certain other securities of the Registrants;

all as contemplated by the Registration Statement on Form S-3 (the “Registration Statement”) proposed to be filed by the Registrants with the Securities and Exchange Commission (“Commission”) on or about the date hereof for the registration of the Securities under the Securities Act of 1933, as amended (the “Act”), and for the qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) of the LKE Indenture, the LG&E Indenture and the KU Indenture (the “Purchase Contract Agreement”).

For purposes of this opinion letter, I have assumed that, at the time of offer, issuance and sale of any Securities (i) the Registration Statement, as it may be amended, shall have become effective under the Act and such effectiveness shall not have been terminated or withdrawn; (ii) one or more supplements to the prospectus which describe such Securities and specify certain pricing and issuance terms of such Securities shall have been filed with the Commission; (iii) the indenture pursuant to which such Securities are to be issued shall have been qualified under the Trust Indenture Act; (iv) the Board of Directors or managers of the Registrant or Registrants issuing such Securities, or a duly authorized committee thereof, and/or the proper officers of such Registrant or Registrants acting pursuant to properly delegated authority, shall have taken such action as may be necessary to authorize the issuance and sale of such Securities, and if applicable, to establish the relative rights and preferences of such Securities, or other terms of such Securities, in each case as set forth in or contemplated by the Registration Statement and any prospectus supplement relating to such Securities; (v) in the case of Securities issued by LG&E, an appropriate order of the Kentucky Public Service Commission pursuant to KRS 278.300, or, if such Securities to be issued by LG&E have a maturity of less than two years from the date of execution, an appropriate order of the Federal Energy Regulatory Commission pursuant to Section 204 of the Federal Power Act (a “FERC Order”) authorizing such issuance (if and to the extent such a FERC Order is required); (vi) in the case of Securities issued by KU, an appropriate order of (A) the Kentucky Public Service Commission pursuant to KRS 278.300, (B) the Virginia State Corporation Commission pursuant to Chapter 3 of Title 56 of the Code of Virginia and (C) the Tennessee Regulatory Authority pursuant to Tennessee Code Annotated Section 65-4-109, or, if such Securities to be issued by KU have a maturity of less than one year from the date of execution, an appropriate FERC Order authorizing such issuance (if and to the extent such a FERC Order is required); (vii) there shall not have occurred any change in law or any authorization affecting the legality or enforceability of such Securities; and (viii) each Registrant issuing such Securities shall remain duly incorporated and validly existing under the laws of the jurisdiction or jurisdictions of incorporation or other organization in which it is incorporated or otherwise organized on the date hereof. I have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Registrant issuing such Security with the terms thereof will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon such Registrant, or any restriction imposed by any court or governmental body having jurisdiction over such Registrant.

I have examined such corporate records, certificates and other documents and have reviewed such questions of law as I have considered necessary or appropriate for purposes of the opinions expressed below.

On the basis of the foregoing assumptions and such examination and review, and subject to the limitations and qualifications stated herein, I advise you that I am of the opinion that:

A.	LKE Debt Securities

1. The LKE Debt Securities will be legally issued and binding obligations of LKE when:

(a)	LKE shall have duly established the terms of the LKE Debt Securities and executed the LKE Debt Securities, and the LKE Indenture trustee shall have duly authenticated such securities, in each case in accordance with the applicable provisions of the LKE Indenture and all necessary limited liability company authorizations; and

(b)	LKE shall have issued, sold and delivered the LKE Debt Securities to the purchasers thereof against payment therefor, all as contemplated by, and in conformity with, the acts, proceedings and documents referred to above.

B.	LG&E Secured Debt Securities

1. The LG&E Secured Debt Securities will be legally issued and binding obligations of LG&E when:

(a)	LG&E shall have duly established the terms of the LG&E Securities and executed such Securities, and the LG&E Indenture trustee shall have duly authenticated the LG&E Secured Debt Securities in accordance with the applicable provisions of the LG&E Indenture and all necessary corporate and regulatory authorizations; and

(b)	LG&E shall have issued, sold and delivered the LG&E Secured Debt Securities to the purchasers thereof against payment therefor, all as contemplated by, and in conformity with, the acts, proceedings and documents referred to above.

C.	KU Secured Debt Securities

1. The KU Secured Debt Securities will be legally issued and binding obligations of KU when:

(c)	KU shall have duly established the terms of the KU Securities and executed such Securities, and the KU Indenture trustee shall have duly authenticated the KU Secured Debt Securities in accordance with the applicable provisions of the KU Indenture and all necessary corporate and regulatory authorizations; and

(d)	KU shall have issued, sold and delivered the KU Secured Debt Securities to the purchasers thereof against payment therefor, all as contemplated by, and in conformity with, the acts, proceedings and documents referred to above.

The foregoing opinions as to the legal and binding nature of the Registrants’ obligations are subject to laws relating to or affecting generally the enforcement of creditors’ and mortgagees’ rights, including without limitation, bankruptcy, insolvency or reorganization laws and general principles of equity and by requirements of reasonableness, good faith and fair dealing.

The foregoing opinions do not pass upon compliance with “blue sky” laws or similar laws relating to the sale or distribution of the Securities by any underwriters or agents.

You have informed me that you intend to issue Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws referred to above as in effect on the date hereof. I understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise me in writing of the terms thereof and (ii) you will afford me an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents) and (y) file such supplement or amendment to this opinion (if any) as I may reasonably consider necessary or appropriate.

I hereby authorize and consent to the use of this opinion as Exhibit 5.2 to the Registration Statement, and authorize and consent to the references to me under the caption “Validity of the Securities and the PPL Guarantees” in the Registration Statement and in the prospectus constituting a part thereof. In giving the foregoing consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

The opinions expressed herein are limited to the laws of the Commonwealth of Kentucky, the Commonwealth of Virginia and the State of Tennessee, and the federal laws of the United States of America. As to all matters governed by the laws of the State of New York, I have relied upon and assumed without investigation the correctness of the legal conclusions set forth in the opinion of even date herewith of Dewey & LeBoeuf LLP, which is being filed as Exhibit 5.3 to the Registration Statement.

In rendering its opinion, Dewey & LeBoeuf LLP may rely upon this opinion as to matters of Kentucky law, Virginia law and Tennessee law addressed herein as if this opinion were addressed directly to it.

Very truly yours,

/s/ JOHN P. FENDIG
John P. Fendig

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